UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

SR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-270489	92-2601722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 West Union Avenue, Bound Brook, New Jersey	08805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 560-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 21, 2023, Somerset Savings Bank, SLA (the “Bank”) announced that SR Bancorp, Inc. (the “Company”), holding company for the Bank, is commencing its stock offering of up to 9,200,000 shares of common stock at a purchase price of $10.00 per share (subject to adjustment to 10,580,000 shares of common stock based on demand for the shares or changes in market conditions without resoliciting investors). The Bank also announced that the registration statement for the sale of the Company’s common stock has been declared effective by the Securities and Exchange Commission and that the regulatory approvals required to commence the offering have been received, including the approvals of the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.

In addition, the Company and the Bank have received the required regulatory approvals associated with the proposed merger with Regal Bancorp, Inc. and Regal Bank. The proposed merger will occur only following the completion of the conversion and related stock offering and the completion of other merger-related conditions. The conversion stock offering and the merger are currently anticipated to be completed in the third quarter of 2023.

For more information about the stock offering and the proposed merger, see the press release, dated July 21, 2023, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit	Description

99.1	Press Release dated July 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SR BANCORP, INC.

DATE: July 21, 2023	By:	/s/ William P. Taylor
William P. Taylor
Chairman of the Board and Chief Executive Officer